UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2020

Biohaven Pharmaceutical Holding Company Ltd.

(Exact name of registrant as specified in its charter)

British Virgin Islands	001-38080	Not applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Biohaven Pharmaceuticals, Inc.

215 Church Street

New Haven, Connecticut 06510

(Address of principal executive offices, including zip code)

(203) 404-0410

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Shares, no par value	BHVN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Resignations of Eric Aguiar and Robert Repella as Members of the Board of Directors

On January 31, 2020, each of Eric Aguiar and Robert Repella, members of the Board of Directors (the “Board”) of Biohaven Pharmaceutical Holding Company Ltd. (the “Company”), notified the Company of his intent to resign from the Board, effective immediately. Each of Dr. Aguiar’s and Mr. Repella’s decisions to resign from the Board was not as a result of any disagreement with the Company or the Board. Mr. Repella will continue his relationship with the Company as a consultant.

(d) Appointment of Michael T. Heffernan as Member of the Board of Directors

On January 31, 2020, the Board appointed Michael T. Heffernan as a director to fill the vacancy created by the resignation of Robert Repella described above. Mr. Heffernan will serve in the class of directors whose term will expire at the Company’s 2021 Annual Meeting of Shareholders. Mr. Heffernan has also been appointed as a member and the chair of the Compensation Committee of the Board and a member of the Nominating and Governance Committee of the Board. There is no arrangement or understanding between Mr. Heffernan and any other person pursuant to which he was selected as a director of the Company, and there is no family relationship between Mr. Heffernan and any of the Company’s other directors or executive officers.

In accordance with the Company’s compensation policy for non-employee directors, on January 31, 2020, Mr. Heffernan was granted an option to purchase 36,000 shares of the Company’s common shares at an exercise price of $48.49 per share, the closing price of the Company’s common shares on the date of grant. The shares underlying this option will vest in three annual installments on each of January 31, 2021, January 31, 2022 and January 31, 2023, subject to Mr. Heffernan’s continuous service through each vesting date. Additionally, Mr. Heffernan will be entitled to receive a $35,000 annual retainer for his service as a director and aggregate annual fees of $13,750 for his service as a member and the chair of the Compensation Committee and as a member of the Nominating and Governance Committee.

Item 7.01	Regulation FD Disclosure.

On January 31, 2020, the Company issued a press release announcing Mr. Heffernan’s appointment to the Board, the resignations of Dr. Aguiar and Mr. Repella and certain other changes to the composition of the Board’s committees. A copy of this press release is furnished herewith as Exhibit 99.1 to this Current Report.

The information in set forth in this Item 7.01 and in Exhibit 99.1 of this Current Report on Form 8-K is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits

Exhibit No.	Exhibit Description

99.1	Press Release, dated January 31, 2020, “Biohaven Appoints Michael T Heffernan to Board of Directors.”

101	Pursuant to Rule 406 of Regulation S-T, the cover page information is formatted in iXBRL (Inline eXtensible Business Reporting Language).

104	Cover Page Interactive Data File (formatted in iXBRL in Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Biohaven Pharmaceutical Holding Company Ltd.

By:	/s/ Vlad Coric
	Name:	Vlad Coric, M.D.
	Title:	Chief Executive Officer

Dated: January 31, 2020